Exhibit 99.2
Gravity Water Intermediate Holdings LLC
Consolidated Financial Statements
September 30, 2024

Gravity Water Intermediate Holdings LLC
Index

September 30, 2024
Page(s)

Consolidated Financial Statements

Balance Sheet	1

Statement of Operations	2

Statement of Equity	3

Statement of Cash Flows	4

Notes to Financial Statements	5-16

Gravity Water Intermediate Holdings LLC
Consolidated Balance Sheet

September 30, 2024
The accompanying notes are an integral part of these consolidated financial statements.

Gravity Water Intermediate Holdings LLC
Consolidated Statement of Operations

Nine Months Ended September 30, 2024
The accompanying notes are an integral part of these consolidated financial statements.

Gravity Water Intermediate Holdings LLC
Consolidated Statement of Equity

Nine Months Ended September 30, 2024
The accompanying notes are an integral part of these consolidated financial statements.

Gravity Water Intermediate Holdings LLC
Consolidated Statement of Cash Flows

Nine Months Ended September 30, 2024

*(In thousands)*

| | | |
|---|---|---|
| **Cash flows from operating activities** | | |
| Net loss | $ | (3,580) |
| Adjustments to reconcile net loss to net cash flows from operating activities | | |
| Depreciation, amortization and accretion | | 21,394 |
| Deferred income tax benefit | | (883) |
| Allowance for credit losses | | (3) |
| Amortization of deferred financing costs and original issue discount | | 1,924 |
| Right-of-use assets | | (10) |
| Loss on debt extinguishment | | 2,762 |
| Gain on disposal of assets | | (250) |
| Changes in operating assets and liabilities | | |
| Accounts receivable | | 3,967 |
| Related party accounts receivable | | (4,740) |
| Inventory | | (167) |
| Prepaid expenses and other current assets | | (1,055) |
| Accounts payable | | 201 |
| Accrued liabilities and other | | 3,695 |
| Net cash provided by operating activities | | 23,255 |
| **Cash flows from investing activities** | | |
| Purchases of property and equipment | | (17,201) |
| Proceeds on sales of property and equipment | | 323 |
| Proceeds from notes receivable | | 1,516 |
| Puchases of intangibles | | (2,298) |
| Net cash used in investing activities | | (17,660) |
| **Cash flows from financing activities** | | |
| Member contribution | | 10,000 |
| Proceeds from borrowings | | 150,000 |
| Payment for debt issuance costs | | (6,844) |
| Repayment of borrowings | | (957) |
| Extinguishment of allocated debt | | (131,739) |
| Net cash provided by financing activities | | 20,460 |
| Net increase in cash and cash equivalents | | 26,055 |
| **Cash and cash equivalents** | | |
| Beginning of period | | - |
| End of period | $ | 26,055 |
| | | |
| **Supplemental cash flow disclosures** | | |
| Cash paid for interest | $ | 9,935 |
| **Supplemental disclosure of noncash activities** | | |
| Accrued capital expenditures | $ | (4,401) |

The accompanying notes are an integral part of these consolidated financial statements.

Gravity Water Intermediate Holdings LLC

Notes to Consolidated Financial Statements September 30, 2024
Except as noted within the context of each footnote disclosure, the dollar amounts presented in the tabular data within these footnote disclosures are stated in thousands of dollars. Unless the context requires otherwise, references to “we”, “us”, “our”, or “the Company” are intended to mean the consolidated business and operations of Gravity Water Intermediate Holdings LLC and its wholly-owned subsidiaries (“GWM”).

1.Organization and Basis of Presentation

Gravity Water Intermediate Holdings LLC and its wholly-owned subsidiaries Gravity Water Midstream LLC, Gravity Midstream Operating LLC and McKenzie Energy Partners, LLC provide water midstream solutions to the U.S. onshore oil and natural gas industry with services in the oil and gas basins located primarily in the states of Texas and North Dakota. The Company includes water infrastructure (consisting of water disposal and water sourcing) which include saltwater disposal services and the delivery of recycled and sourced water to our customers.

Basis of Presentation. Effective January 1, 2024, Gravity Oilfield Services Inc. (“Gravity”) bifurcated its power and water operations into two entities: Gravity Rental Holdings LLC and Gravity Water Holdings LLC. Concurrently, Gravity Water Holdings LLC formed its wholly-owned subsidiary Gravity Intermediate Holdings LLC to hold its investments in Gravity Water Midstream LLC, Gravity Midstream Operating LLC and McKenzie Energy Partners, LLC.

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

All intracompany transactions have been eliminated. All intercompany transactions between the Company and Gravity have been included in these consolidated financial statements. For those transactions between the Company and Gravity that are historically settled in cash, the Company has reflected such balances in the consolidated balance sheet as affiliate receivable, net.

Gravity utilizes a centralized treasury management function for financing its operations. The Company did not maintain separate bank accounts until February 2024. The cash generated and used by our operations was deposited to Gravity’s centralized accounts, which were commingled with the cash of other entities controlled by Gravity. Gravity’s third-party long-term debt and the related interest expense were allocated to the Company until the debt was extinguished in April 2024 as the Company was jointly and severally liable for such debt.

Historically, Gravity and its affiliates provide a variety of services to the Company. The consolidated statement of operations includes expense allocations for services and certain support functions that are provided on a centralized basis within Gravity such as treasury, accounting, information technology, human resources, and legal services. These allocations were based on direct usage when identifiable, with the remainder allocated on a basis of the percentage of operating expenses, the percentage of utilization of resources or headcount. The Company believes the basis from which the expenses have been allocated are a reasonable reflection of the utilization of services provided to, or the benefit received by, the Company during the period presented. These allocated amounts, however, are not necessarily indicative of the actual amounts that might have been incurred or realized had the Company operated as a separate stand-alone enterprise during the period presented. Consequently, these consolidated financial statements do not necessarily represent the results the Company would have achieved if we had operated as a separate stand- alone enterprise from Gravity during the period presented. See Note 10.

Gravity Water Intermediate Holdings LLC

Notes to Consolidated Financial Statements September 30, 2024
In preparing the accompanying consolidated financial statements, the Company has reviewed, as determined necessary by management, events that have occurred after September 30, 2024, up until these consolidated financial statements were made available for issuance, which occurred on December 20, 2024.

2.Summary of Significant Accounting Policies

Accounts Receivable and Allowance for Credit Losses. Accounts receivable represent amounts due from customers, net of any related allowance for credit losses. We estimate our allowance for losses on accounts receivable based on historical collections and expectations for future collections and regularly review accounts for collectability. After all collection efforts are exhausted, if the balance is still determined to be uncollectable, the balance is written off. We believe the allowance is reasonable; however, actual write-offs may significantly exceed the recorded allowance. Bad debt expense totaled a credit of less than $0.1 million for the nine months ended September 30, 2024 and are included in general and administrative expenses in the accompanying consolidated statement of operations.

The following table summarizes the activity in the allowance for credit losses for the nine months ended September 30, 2024:

Asset Retirement Obligations. We record an asset retirement obligation (“ARO”) as a liability, and a matching asset retirement cost, at the present value of estimated costs of plugging, site reclamation and similar activities associated with our saltwater disposal wells. We utilize estimates and current retirement costs to estimate the expected cash outflows for retirement obligations. We also estimate the productive life of the disposal wells, our risk-adjusted interest rate and an inflation factor in order to determine the current present value of this obligation. Our ARO liability is included in other long-term liabilities and the matching asset retirement cost is included in property and equipment, net on the consolidated balance sheet at September 30, 2024.

The following table reflects the changes in ARO for the nine months ended September 30, 2024:

Cash and Cash Equivalents. We consider all highly liquid instruments with an original maturity of three months or less to be cash equivalents. Cash equivalents consist primarily of interest-bearing accounts. We maintain our excess cash in various financial institutions, where deposits will exceed federally insured amounts at times. Management believes that the financial institutions are financially sound and the risk of loss is minimal.

Gravity Water Intermediate Holdings LLC

Notes to Consolidated Financial Statements September 30, 2024
Concentrations of Credit Risk. Financial instruments, which potentially subject us to concentration of credit risk, consist primarily of trade accounts receivable. Our customer base consists primarily of multi-national and independent oil and natural gas producers. We perform ongoing credit evaluations of our customers but generally do not require collateral on our trade accounts receivable.

For the nine months ended September 30, 2024, three customers comprised 35% of consolidated revenue and three customers comprised approximately 44% of outstanding receivables at September 30, 2024.

Debt Issuance Costs, Original Issue Discount and Deferred Financing Costs. Costs incurred in connection with the issuance of term loan debt and original issue discount are recorded as a reduction of the carrying amount of the related debt. Deferred financing costs related to line-of-credit arrangements are recorded as other noncurrent assets. Costs deferred are amortized over the life of the underlying debt instruments as an adjustment to interest expense. Debt issuance costs of $2.9 million and original issue discount of $2.7 million are included as a reduction of the carrying amount of the 2024 Water Term Loan and deferred financing costs of $0.6 million are included in other noncurrent assets as of September 30, 2024. See Note 4.

Environmental. We are subject to extensive federal, state and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require us to remove or mitigate the adverse environmental effects of disposal or release of petroleum, chemical and other substances at various sites. Environmental expenditures are expensed or capitalized depending on the future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefit are expensed. Liabilities for expenditures of a noncapital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated.

Impairment of Long-Lived Assets. Long-lived assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable (a “triggering event”). Recoverability of assets to be held and used is measured by a comparison of the carrying amount of such assets to estimated undiscounted future cash flows expected to be generated by the assets. Expected future cash flows and carrying values are aggregated at their lowest identifiable level, which is at the asset group level. If the carrying amount of such assets exceeds their estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of such assets exceeds the fair value of the assets. We had no such impairment for the nine months ended September 30, 2024.

Income Taxes. GWM is a limited liability company treated as a disregarded entity for U.S. federal and state income tax purposes. Consequently, GWM’s results have historically been included in the U.S. federal income tax return and U.S. state income tax filings of Gravity. GWM has computed its provision for income taxes on a separate return basis in these consolidated financial statements. The separate return method applies the accounting guidance for income taxes to the stand-alone financial statements as if GWM was a separate taxpayer and a stand-alone enterprise for the period presented. The calculation of income taxes for GWM on a separate return basis requires judgment and use of both estimates and allocations.

Deferred income tax assets and liabilities are based on enacted tax rates applicable to the future period when those temporary differences are expected to be recovered or settled. Deferred tax

Gravity Water Intermediate Holdings LLC

Notes to Consolidated Financial Statements September 30, 2024
assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion of the deferred tax assets will not be realized. We recognize interest and penalties related to uncertain tax positions as a component of income tax expense. We believe that we have appropriate support for the income tax positions taken and to be taken on our tax returns, and that our accruals for tax liabilities are adequate for all open tax years based on an assessment of many factors including experience and interpretations of tax laws applied to the facts of each matter.

We recognize a tax benefit from an uncertain tax position when it is more likely than not that the position will be sustained upon examination, based on the technical merits of the position. The tax benefit recorded is equal to the largest amount that is greater than 50% likely to be realized through effective settlement with a taxing authority.

Inventory. Inventory, consisting primarily of pipe and casing, sourced water and related items are stated at the lower of cost or net realizable value, with cost being determined on the average cost method.

Litigation Reserves. The Company estimated its reserves related to litigation based on the facts and circumstances specific to the litigation and its experience with similar claims.

Property and Equipment. Property and equipment are recorded at cost. Expenditures for repairs and maintenance are charged to expense as incurred, and additions and improvements that significantly extend the lives of the assets are capitalized. Upon sale or retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in the consolidated statement of operations.

Property and equipment are depreciated on the straight-line method and the estimated useful lives of the assets are as follows:

If there is an indication that there has been a significant change in depreciation rate, useful life or residual value of an asset, the depreciation of that asset is revised prospectively to reflect the new estimates.

Revenue Recognition. Revenues are generated upon the performance of contracted services under formal and informal contracts with direct customers. Services are generally priced by the hour, day, barrel, or project depending on the type of service performed based upon service agreements with customers. Revenue is recognized when goods or services are transferred to customers in an amount that reflects consideration for which entitlement is expected in exchange for those goods or services. Amounts are billed upon completion of service or transfer of a product and are generally due within 30 days.

Gravity Water Intermediate Holdings LLC

Notes to Consolidated Financial Statements September 30, 2024
Water infrastructure (consisting of water disposal and water sourcing) revenues include saltwater disposal services, the delivery of recycled and sourced water to our customers. The saltwater disposal services include long-term contracts with terms ranging, generally, from 5 to 10 years, with some contracts either shorter or longer in duration. For recycled and sourced water, we enter contracts specific to the delivery requirements and specification of the water required by the customer. Most of our water recycling and sourcing contracts with customers are short-term in nature and are recognized as “over-time” performance obligations as the services are performed, generally completed within thirty days of receipt of the work order.

For most contracts, we utilize the “as-invoiced” practical expedient as the amount of consideration we have a right to invoice corresponds directly with the value of our performance to date. Performance obligations for service revenue are considered to be satisfied as the service is rendered based upon the terms of the related contract.

All outstanding accounts receivable, net of allowance, on the consolidated balance sheet are typically due and collected within the next 12 months. Additionally, each month-end we bill customers based upon completed and partially completed performance obligations through month-end providing us an unconditional right to payment for the services performed or products sold for the related period.

Risks and Uncertainties. As a service provider to the oil and natural gas industry, our revenue, profitability, and future growth are substantially dependent upon the prevailing and future prices for oil and natural gas, which are dependent upon numerous factors beyond our control such as economic, political, and regulatory developments; competition from other energy sources; and events that may impact supply of, and demand for, oil and natural gas. The energy markets have historically been very volatile and there can be no assurance of predictable oil and natural gas prices in the future. A substantial or extended decline in oil and natural gas prices could have a material adverse effect on our financial position, results of operations, and cash flows. Other risks and uncertainties that could affect us in the current price environment include, but are not limited to, counterparty credit risk for our receivables, access to credit markets, and ability to meet financial ratios and covenants in our financing agreements.

Use of Estimates. Preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Management uses historical and other pertinent information to determine these estimates. Actual results could differ from those estimates. Areas where critical accounting estimates are made by management include: useful lives of property and equipment and intangible assets; impairment assessments of property and equipment and intangible assets; and allowance for expected credit losses.

3.Notes Receivable

We provided financing in the form of promissory notes to two buyers in connection with sales of assets in 2022. The notes bear interest at rates varying from 6.25% to 12.5% annually and monthly payments, consisting of principal and interest, are made to Gravity. Interest income from the notes is reflected as interest income in the accompanying consolidated statement of operations. The notes are collateralized by the assets sold. At September 30, 2024 the notes had a total outstanding balance of $4.3 million. The notes are set to mature in February 2025 and October 2026.

Gravity Water Intermediate Holdings LLC

Notes to Consolidated Financial Statements September 30, 2024

4.Long-Term Debt

We had the following debt and letters of credit outstanding at September 30, 2024:

2024 Water Term Loan. Gravity Water Midstream LLC (the “Borrower”) entered into a credit agreement allowing for term loan borrowings of $150.0 million (the “2024 Water Term Loan”) that matures April 19, 2029, bears interest at SOFR plus an applicable margin and is subject to certain covenants as outlined in the agreement. We paid original issue discount fees of $3.0 million related to the 2024 Water Term Loan. We used the initial 2024 Water Term Loan borrowings to repay existing allocated debt and pay certain transaction costs with an additional $12.3 million in proceeds after full payoff of existing allocated indebtedness being held on Gravity Water Midstream LLC’s balance sheet for general corporate purposes.

2024 Water ABL. Gravity Water Midstream LLC also entered into a credit agreement allowing for asset-based borrowings of up to $20.0 million (the “2024 Water ABL”). Subject to obtaining commitments from existing or new lenders, the Company has the option to increase the maximum amount under the 2024 Water ABL by $5.0 million, subject to certain administrative requirements. The maturity date of the 2024 Water ABL is the earlier of (a) October 19, 2028, (b) 180 days prior to the 2024 Water Term Loan maturity date or (c) any earlier date on which the commitments are reduced to zero or otherwise terminated pursuant to the terms of the 2024 Water ABL credit agreement. The 2024 Water ABL was undrawn at September 30, 2024. Amounts drawn under the 2024 Water ABL will bear interest based on a leverage ratio level and will be subject to certain covenants as outlined in the agreement. We paid original issue discount fees of $0.2 million related to the 2024 Water ABL.

The obligations under the 2024 Water Term Loan and the 2024 Water ABL are guaranteed by GWM (the “Guarantor ”) and secured on a first lien priority basis by certain assets of GWM.

The Borrower is subject to a total leverage ratio, calculated quarterly, of combined total indebtedness minus unrestricted cash (not to exceed $15.0 million) to EBITDA, on a pro forma basis, for the last four consecutive fiscal quarters to date. The factors considered in the calculation of total leverage ratio are set forth in the Gravity Water Midstream LLC Term Loan credit agreement. Per the Term Loan agreement, the Borrower has to maintain a total leverage ratio of no greater than 4.00 to 1.00 through June 30, 2025 then 3.75 to 1.00 through June 30, 2026, 3.50 to 1.00 through June 30, 2027 and 3.00 to 1.00 thereafter.

Gravity Water Intermediate Holdings LLC

Notes to Consolidated Financial Statements September 30, 2024
We were in compliance with all financial covenants and had no borrowings or letters of credit outstanding under the 2024 Water ABL at September 30, 2024. Our availability at September 30, 2024 was $11.2 million.

The following table presents scheduled maturities of our debt obligations until maturity:

The average interest rate on the 2024 Water Term Loan was 12.2% for the nine months ended September 30, 2024, exclusive of the original issue discount.

Our interest expense, including amounts allocated from Gravity prior to the extinguishment of its debt in April, consisted of the following for the nine months ended September 30, 2024:

Original issue discount and deferred financing costs were amortized ratably to interest expense over the term of the related Term Loan.

5.Property and Equipment

Property and equipment consist of the following at September 30, 2024:

For the nine months ended September 30, 2024, depreciation expense on property and equipment was $15.8 million.

Gravity Water Intermediate Holdings LLC

Notes to Consolidated Financial Statements September 30, 2024
6.Intangible Assets

The following sets forth the identified intangible assets by major asset class:

Amortization expense for the nine months ended September 30, 2024 was $5.2 million. The table below shows estimated future amortization expense related to intangible assets:

7.Accrued Liabilities

Accrued liabilities consist of the following at September 30, 2024:

Gravity Water Intermediate Holdings LLC

Notes to Consolidated Financial Statements September 30, 2024
8.Fair Value Measurements

Accounting standards pertaining to fair value measurements establish a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include:

Level 1    Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2    Include other inputs that are directly or indirectly observable in the marketplace.

Level 3    Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable. These fair value measurements require significant judgment.

We had no liabilities measured at fair value on a recurring basis as of September 30, 2024.

9.Commitments and Contingencies

Environmental. We are subject to various federal, state and local environmental laws and regulations that establish standards and requirements for the protection of the environment. We cannot predict the future impact of such standards and requirements which are subject to change and can have retroactive effects. We continue to monitor the status of these laws and regulations. Management is not aware of new environmental regulations which might result in a material adverse impact to our financial position, liquidity, capital resources or future results of operations.

Currently, we have not been fined, cited or notified of any environmental violations that would have a material adverse effect upon our financial position, liquidity or capital resources. However, management does recognize that by the very nature of our business, material costs could be incurred in the near term to maintain compliance. The amount of such future expenditures is not determinable due to several factors, including the unknown magnitude of possible regulation or liabilities, the unknown timing and extent of the corrective actions which may be required, the determination of our liability in proportion to other responsible parties and the extent to which such expenditures are recoverable from insurance or indemnification.

Litigation. From time to time, we are a party to litigation or other legal proceedings that we consider to be a part of the ordinary course of business. In the opinion of management, the ultimate liability, if any, from these actions will not be material to our financial position, results of operations or cash flows.

Leases. Leases with an initial term of 12 months or less are not recorded on the balance sheet and lease expense for these leases is recognized on a straight-line basis over the lease term. We have several short-term leases including month-to-month agreements that continue in perpetuity until the lessor or we terminate the lease agreement. Due to the volatility of oil prices and the short-term nature of our jobs, we have determined that no short-term leases with indefinite renewals are reasonably certain to last more than a year into the future. When available, we use the rate implicit in the lease to discount lease payments to present value; however, most of our leases do not provide a readily determinable implicit rate. Therefore, we estimate the incremental borrowing rate based on what we would pay to borrow on a collateralized basis, over a similar term based on information available at lease commencement.

Gravity Water Intermediate Holdings LLC

Notes to Consolidated Financial Statements September 30, 2024
We lease certain facilities and equipment to support our operations. The operating leases include options to renew or terminate. We generally do not include renewal or termination options in our assessment of the leases unless extension or termination for certain assets is deemed to be reasonably certain. The accounting for some of our leases may require significant judgment, which includes determining whether a contract contains a lease, determining the incremental borrowing rates to utilize in our net present value calculation of lease payments for lease agreements which do not provide an implicit rate and assessing the likelihood of renewal or termination options.

Components of leases are as follows at September 30, 2024:

1Included in property and equipment, net on the consolidated balance sheet.

1Included in current portion of long-term debt on the consolidated balance sheet.

1Included in long-term debt, net of current portion on the consolidated balance sheet.

Components of lease expense are as follows:

Gravity Water Intermediate Holdings LLC

Notes to Consolidated Financial Statements September 30, 2024
Supplemental information related to our leases for the nine months ended September 30, 2024 was as follows:

Future minimum lease commitments for leases with initial or remaining terms of one year or more at September 30, 2024, are payable as follows:

1Included in long-term debt on the consolidated balance sheet.

Subsequent event. In November 2024 GWM paid off the full outstanding amount of its financing lease.

10.Related Party Transactions

Related Party Transactions. Transactions between related parties are considered to be related party transactions even though they may not be given accounting recognition. The Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 850, Related Party Disclosures (“ASC Topic 850”), requires transactions with related parties that would make a difference in decision making to be disclosed so that users of the consolidated financial statements can evaluate their significance.

During the nine months ended September 30, 2024, there were no related party transactions, except for the management and administrative services provided by Gravity to GWM, which totaled $5.2 million.

Employee Benefit Plans. Certain Company employees participate in the defined contribution benefit plan sponsored by Gravity, which includes employees from other Gravity subsidiaries. The Company’s share of the defined contribution plan costs was $0.2 million for the nine months ended September 30, 2024.

Gravity Water Intermediate Holdings LLC

Notes to Consolidated Financial Statements September 30, 2024

11.Revenue Recognition

Revenue is measured as consideration specified in a contract with a customer and excludes any sales incentives and amounts collected on behalf of third parties.

The following table summarizes our revenue by geography for the nine months ended September 30, 2024:

12.Income Taxes

For the nine months ended September 30, 2024, our effective tax rate was 16.27%. Differences in our effective tax rate and the federal statutory rate of 21% were due to permanent differences and state income taxes.

13.Subsequent Event

On December 11, 2024, Gravity executed a definitive agreement for the sale of the Company for a total consideration of $285 million (comprised of $200 million in cash and $85 million in equity). The sale is subject to regulatory approval and is expected to close in the first quarter of 2025.